UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

CV THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304

(Address of principal executive offices, including zip code)

650-384-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2009, CV Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gilead Sciences, Inc., a Delaware corporation (“Gilead”), and Apex Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gilead (“Acquisition Sub”), pursuant to which Acquisition Sub has agreed to commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), at a purchase price of $20.00 per Share (such dollar amount, or any greater dollar amount per Share paid pursuant to the Offer, the “Offer Price”), net to the holder in cash, subject to the terms and conditions set forth in the Merger Agreement. Following successful completion of the Offer in which more than 50% of the Company’s Shares (determined on a fully-diluted basis based on a formula set forth in the Merger Agreement) are acquired, Acquisition Sub would be merged with and into the Company (the “Merger”) and all Shares not purchased in the Offer (subject to any applicable appraisal rights) would be converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also contains customary termination provisions for the Company and Gilead and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Gilead a termination fee of $44.00 million.

Gilead has agreed that Acquisition Sub will commence the Offer as promptly as practicable after the date of the Merger Agreement and will keep the Offer open for 20 business days, subject to periods of extension through August 31, 2009 if the conditions to the Offer have not been satisfied at the end of any Offer period (subject to the parties’ termination rights under the Merger Agreement). The obligation of Acquisition Sub to accept for payment and pay for Shares in the Offer is subject to a number of conditions, including: (1) there being validly tendered in the Offer (and not withdrawn) prior to the expiration of the Offer that number of Shares that represents more than 50% of the Shares then outstanding (determined on a fully-diluted basis based on a formula set forth in the Merger Agreement), (2) the accuracy of the Company’s representations and warranties and its compliance with covenants, (3) receipt of required regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) there not being any restraining order or injunction or proceeding by a governmental body challenging any of the contemplated transactions under the Merger Agreement, (5) the board of directors of the Company having unanimously recommended that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer and adopt the Merger Agreement, and there not having been a change in that recommendation in a manner adverse to Gilead or Acquisition Sub, (6) there not having been any breach in the Company’s license agreement with Roche Palo Alto LLC (“Roche”) such that Roche would have the right to terminate the license or materially restrict or limit any rights relating to Ranexa (ranolazine) under the license and (7) there not having been a “Company Material Adverse Effect” (as defined in the Merger Agreement) on the Company and its subsidiaries since the date of the Merger Agreement.

In the Merger Agreement, the Company granted Acquisition Sub and Gilead an irrevocable option (the “Top Up Option”), exercisable at or following successful completion of the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement, to purchase at the Offer Price an aggregate number of Shares that, when added to the number of Shares held of record by Gilead and Acquisition Sub at the time of such exercise, constitute one Share more than 90% of the Shares then outstanding, subject to applicable regulatory and stock exchange requirements and there being authorized Shares available for issuance.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement is attached to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Gilead in the Company’s or Gilead’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Gilead. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances under which Acquisition Sub may have the right not to consummate the Offer, or Gilead or the Company may have the right to terminate the Merger Agreement, if the representations and warranties of the Company or Gilead, as applicable, prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

Items 1.01 and 3.03 Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders

On March 12, 2009, the Company entered into a Third Amendment to the First Amended and Restated Rights Agreement with Wells Fargo Bank Minnesota, N.A. (the “Amendment”). The Amendment amends the First Amended and Restated Rights Agreement, dated as of July 19, 2000 and amended on January 28, 2009 and February 19, 2009 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank Minnesota, N.A.

The Amendment, among other things, generally provides that neither Gilead nor Acquisition Sub will be deemed to be an “Acquiring Person” or an “Interested Stockholder” (as such terms are defined in the Rights Agreement), and a “Distribution Date” and “Shares Acquisition Date” (as such terms are defined in the Rights Agreement) will not be deemed to have occurred, and no “Rights” (as defined in the Rights Agreement) will separate from the Shares, in each case, solely as a result of (a) the execution, delivery or performance of the Merger Agreement, (b) the commencement of the Offer, (c) the purchase of Shares pursuant to the Offer, (d) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (e) the exercise by Acquisition Sub of the Top Up Option. The Amendment further provides that the foregoing provisions will terminate in the event that the Offer or Merger Agreement is terminated prior to the acceptance of Shares for payment in the Offer by Acquisition Sub. The Amendment also provides that the Rights Agreement will terminate at the effective time of the Merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On March 12, 2009, Gilead and the Company issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

NOTICES

Important Information About the Tender Offer

This report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The Company’s stockholders are urged to read the relevant Offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their Shares. Pursuant to the Merger Agreement, Gilead will file tender offer materials with the SEC and the Company will file a solicitation/recommendation statement with respect to the Offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and certain other offer documents) and the Company’s solicitation/recommendation statement relating to the Offer will contain important information, which should be read carefully before any decision is made with respect to the Offer. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the Company’s solicitation/recommendation statement with respect to the Offer, will be made available to all stockholders of the Company at no expense to them. These materials will be made available for free at the SEC website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, and free copies of the Company’s solicitation/recommendation statement relating to the Offer will be made available by the Company by contacting Mackenzie Partners, Inc. at (800) 322-2885 toll free or (212) 929-5500 collect.

Forward-Looking Statements

Certain statements contained in, or incorporated by reference in, this report are forward-looking statements and are subject to a variety of risks and uncertainties. Additionally, words such as “would,” “will,” “intend,” and other similar expressions are forward-looking statements. Such forward-looking statements include the ability of the Company, Acquisition Sub and Gilead to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, the expected timetable for completing the proposed transactions, the risk and uncertainty in connection with a strategic alternative process, the impact of the current economic environment, operating losses and fluctuations in operating results, capital requirements, regulatory review and approval of products, the conduct and timing of clinical trials, commercialization of products, market acceptance of products, product labeling, concentrated customer base, reliance on strategic partnerships and collaborations, uncertainties in drug development, uncertainties regarding intellectual property and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2008. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01 Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated March 12, 2009, by and among Gilead Sciences, Inc., Apex Merger Sub, Inc. and CV Therapeutics, Inc.

4.1	Third Amendment to First Amended and Restated Rights Agreement, dated March 12, 2009, between CV Therapeutics, Inc. and Wells Fargo Bank Minnesota, N.A.

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and CV Therapeutics, Inc. on March 12, 2009 (incorporated by reference to Schedule TO-C filed by Gilead Sciences, Inc. with the SEC on March 12, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: March 18, 2009	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-2.1	Agreement and Plan of Merger, dated March 12, 2009, by and among Gilead Sciences, Inc., Apex Merger Sub, Inc. and CV Therapeutics, Inc.

EX-4.1	Third Amendment to First Amended and Restated Rights Agreement, dated March 12, 2009, between CV Therapeutics, Inc. and Wells Fargo Bank Minnesota, N.A.

EX-99.1	Joint Press Release, issued by Gilead Sciences, Inc. and CV Therapeutics, Inc. on March 12, 2009 (incorporated by reference to Schedule TO-C filed by Gilead Sciences, Inc. with the SEC on March 12, 2009).